EXHIBIT 99.1

Varonis Announces First Quarter 2016 Financial Results

Total revenues of $30.5 million, up 33% year-over-year

License revenues of $13.8 million, up 36% year-over-year

NEW YORK, May 04, 2016 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a leading provider of software solutions that protect data from insider threats and cyberattacks, today announced results for the first quarter ended March 31, 2016.

Yaki Faitelson, Varonis CEO, said, “We are very pleased with our strong results for the first quarter. License revenue growth accelerated to 36% year-over-year, demonstrating the momentum we are seeing across the business. Protecting against insider threats is a priority for companies of all sizes, and they recognize that user behavior analytics is the key to detecting them.  As a result, they are turning to Varonis because our products apply user behavior analytics to monitor and protect unstructured data - the largest, most valuable, and most sensitive type of data in an organization and therefore the target of most cyberattacks."

Financial Highlights for the First Quarter Ended March 31, 2016

Revenues:

  Total revenues were $30.5 million, up 33% compared with the first quarter of 2015.
  License revenues were $13.8 million, up 36% compared with the first quarter of 2015.
  Maintenance and services revenues were $16.6 million, up 30% compared with the year-ago period.

Operating Loss:

  GAAP operating loss was ($10.8) million for the quarter, compared to ($11.6) million in the first quarter of 2015.
  Non-GAAP operating loss was ($8.1) million for the quarter, compared to ($9.9) million in the first quarter of 2015.

Net Loss:

  GAAP net loss was ($10.4) million, compared to GAAP net loss of ($12.7) million in the first quarter of 2015.
  GAAP net loss per basic share was ($0.40), compared to GAAP net loss per basic share of ($0.51) in the first quarter of 2015, based on 26.1 million and 24.7 million basic common shares outstanding, respectively.
  Non-GAAP net loss was ($7.6) million, compared to ($11.0) million in the first quarter of 2015.
  Non-GAAP net loss per basic share was ($0.29), compared to ($0.44) in the first quarter of 2015, based on 26.1 million and 24.7 million basic common shares outstanding, respectively.
  The GAAP and Non-GAAP net loss for the quarter included financial income of $0.6 million primarily due to foreign exchange gains compared to a financial expense of ($1.0) million primarily due to foreign exchange losses in the first quarter of 2015.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2016 and 2015. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of March 31, 2016, the Company had $111.8 million in cash and cash equivalents and short-term deposits compared with $106.3 million as of December 31, 2015.
  During the three months ended March 31, 2016, the Company generated $5.4 million in cash from operations compared with $1.2 million in the prior-year period.

Recent Business Highlights

  For the first quarter of 2016, total revenues in the United States increased 34% over the prior-year period to $17.5 million, total revenues from EMEA increased 31% over the prior-year period to $10.5 million, and total revenues from Rest of World increased 30% over the prior-year period to $2.5 million.
  Generated 63% of license and first year maintenance revenues from new customers and 37% from existing customers in the first quarter of 2016, compared to 64% and 36%, respectively, in the prior-year period.
  Added 223 new customers during the first quarter of 2016 compared with 189 in the prior-year period.
  As of March 31st, 2016, 45% of customers had purchased more than one product family, up from 43% as of March 31st, 2015.
  Announced the interoperability of DatAdvantage and DatAlert with the LogRhythm Security Intelligence Platform. With the interoperability of Varonis and LogRhythm, customers can now gain unprecedented intelligence in their file systems and vast stores of unstructured data.
  Announced the integration of the Varonis Metadata Framework with IBM Storwize V7000 version 1.6 storage systems. The integration will provide IBM Storwize users insight, intelligence and control over their information that Varonis solutions bring to thousands of organizations around the world.
  Announced that Cyber Defense Magazine, the industry's leading electronic information security magazine and media partner of the RSA® Conference 2016, recognized Varonis in two award categories. Varonis DatAdvantage was named the "Most Innovative Insider Threat Detection Solution" and Varonis DatAdvantage with DatAlert the "Hot Company in User Behavior Analytics (UBA)."
  Announced that DatAlert has been recognized as a Gold winner of the Info Security Product Guide's 2016 Global Excellence Awards® in the User Behavior Analytics (UBA) category.

Financial Outlook

For the second quarter of 2016, Varonis expects revenues in the range of $36.2 million to $36.8 million, representing 24% to 26% year-over-year growth. The Company anticipates second quarter 2016 non-GAAP operating loss in the range of ($4.3) million to ($3.9) million and non-GAAP loss per basic share in the range of ($0.17) to ($0.16), based on a tax provision of $0.2 million to $0.4 million and 26.2 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2016, Varonis now expects revenues in the range of $155.5 million to $158.5 million, representing 22% to 25% year-over-year growth. The Company now anticipates full year 2016 non-GAAP operating loss of ($11.0) million to ($9.0) million, and non-GAAP loss per basic share in the range of ($0.43) to ($0.36), based on a tax provision of $0.8 million to $1.1 million and 26.2 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, May 4, 2016, at 5:00 p.m., Eastern Time, to discuss the Company’s first quarter 2016 financial results, current financial guidance and other corporate developments.  To access this call, dial 888-430-8691 (domestic) or 719-457-1512 (international).  The passcode is 7274486. A replay of this conference call will be available through May 12, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 7274486.  A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2016 and 2015, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three months ended March 31, 2016 and 2015, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; general economic and industry conditions, including expenditure trends for data governance and data security software; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a leading provider of software solutions that protect data from insider threats and cyberattacks. Through an innovative software platform, Varonis allows organizations to analyze, secure, manage, and migrate their volumes of unstructured data. Varonis specializes in file and email systems that store valuable spreadsheets, word processing documents, presentations, audio and video files, emails, and text. This rapidly growing data often contains an enterprise’s financial information, product plans, strategic initiatives, intellectual property, and confidential employee, customer or patient records. IT and business personnel deploy Varonis software for a variety of use cases, including data security, governance and compliance, user behavior analytics, archiving, search, and file synchronization and sharing. With offices and partners worldwide, Varonis had more than 4,550 customers as of March 31, 2016, spanning leading firms in financial services, healthcare, public, industrial, insurance, energy and utilities, media and entertainment, consumer and retail, technology and education sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2016	2015
	Unaudited
Revenues:
Licenses	$13,844	$10,158
Maintenance and services	16,626	12,828
Total revenues	30,470	22,986

Cost of revenues	3,496	2,833

Gross profit	26,974	20,153

Operating costs and expenses:
Research and development	8,837	7,733
Sales and marketing	24,364	20,191
General and administrative	4,562	3,780
Total operating expenses	37,763	31,704

Operating loss	(10,789)	(11,551)

Financial income (expenses), net	645	(1,041)

Loss before income taxes	(10,144)	(12,592)

Income taxes	(206)	(78)

Net loss	$(10,350)	$(12,670)

Net loss per share of common stock, basic and diluted	$(0.40)	$(0.51)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	26,117,073	24,741,306

Stock-based compensation expense for the three months ended March 31, 2016 and 2015 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,

	2016	2015
	Unaudited	Unaudited

Cost of revenues	$146	$91
Research and development	665	467
Sales and marketing	1,175	737
General and administrative	638	390
	$2,624	$1,685

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2016	2015
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$54,455	$49,241
Short-term deposits	57,353	57,103
Trade receivables, net	24,400	47,436
Prepaid expenses and other current assets	4,619	2,622
Total current assets	140,827	156,402

Long-term assets:
Other assets	494	477
Property and equipment, net	8,490	8,265
Total long-term assets	8,984	8,742

Total assets	$149,811	$165,144

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$702	$2,612
Accrued expenses and other liabilities	18,118	23,029
Deferred revenues	43,201	45,675
Total current liabilities	62,021	71,316

Long-term liabilities:
Deferred revenues	2,868	3,096
Severance pay	1,524	1,528
Other liabilities	5,552	5,617
Total long-term liabilities	9,944	10,241

Stockholders' equity:
Common stock	26	26
Accumulated other comprehensive income (loss)	893	(331)
Additional paid-in capital	175,711	172,326
Accumulated deficit	(98,784)	(88,434)
Total stockholders' equity	77,846	83,587
Total liabilities and stockholders' equity	$149,811	$165,144

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(10,350)	$(12,670)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	497	344
Stock-based compensation	2,624	1,685
Capital gain from disposal of fixed assets	-	(1)
Changes in assets and liabilities:
Trade receivables	23,036	17,226
Prepaid expenses and other current assets	(648)	1,064
Trade payables	(1,910)	(581)
Accrued expenses and other liabilities	(4,580)	(2,394)
Severance pay, net	(4)	-
Deferred revenues	(2,702)	(2,101)
Other long term liabilities	(521)	(1,327)
Net cash provided by operating activities	5,442	1,245

Cash flows from investing activities:
Increase in short-term deposits	(250)	-
Decrease (Increase) in restricted cash	(17)	6
Purchase of property and equipment	(722)	(473)
Net cash used in investing activities	(989)	(467)

Cash flows from financing activities:
Proceeds from employee stock plans	761	548
Net cash provided by financing activities	761	548

Increase in cash and cash equivalents	5,214	1,326
Cash and cash equivalents at beginning of period	49,241	76,593
Cash and cash equivalents at end of period	$54,455	$77,919

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(10,789)	$(11,551)

Add back:
Stock-based compensation expense	2,624	1,685
Payroll tax expenses related to stock-based compensation	98	-

Non-GAAP operating loss	$(8,067)	$(9,866)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(10,350)	$(12,670)

Add back:
Stock-based compensation expense	2,624	1,685
Payroll tax expenses related to stock-based compensation	98	-

Non-GAAP net loss	$(7,628)	$(10,985)

GAAP & Non-GAAP weighted average number of common shares outstanding - basic and diluted	26,117,073	24,741,306

Non-GAAP net loss per common share - basic and diluted	$(0.29)	$(0.44)
GAAP net loss per common share - basic and diluted	$(0.40)	$(0.51)

Investor Relations Contact:
Staci Mortenson
ICR
646-706-7516
Email: investors@varonis.com

News Media Contacts:
Mark Fredrickson
CTP
617-412-4000 x274
or 978-314-6739
Email: mfredrickson@ctpboston.com